EXHIBIT 10.12
                LEASE AGREEMENT WITH SICHUAN DONGFU GROUP COMPANY

                                 LEASE CONTRACT


A.   Sichuan DongFu Group Company

B.   Sichuan CathayOnline Technologies Co. Ltd.
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Party A agrees to lease office space located at 9/F, DongFu Mansion, No. 3 YuLin
Road, Chengdu to Party B. According to this understanding Party A and Party B reach the following agreement:



1) Construction Area of the DongFu Mansion, No. 3 YuLin Road is 11 00m2. Party A agrees to lease this space to Party B. Party B agrees to pay Party A RMB Y60,000/month, and RMB Y720,000/year in total.

2) Otherpublic expenses like water supply, sewer processing, cleaning, plant decoration, security, and postal services will be charged separately based on the ratio of construction areas of the whole building. Electricity will be charged on a basis of the real usage.

3) Leaseduration is five years from September 1, 1999 to August 30, 2004. The lease can be renewed based on a mutual agreement. Party B should provide Party A written notice three months in advance of the expiry date if Party B does not wish to renew, otherwise Party A will charge Party B another three months rental.

4) Party B agrees to pay Party A rental on a quarterly basis, and agrees to pay other expenses monthly according to Points 2 and 3. Party B agrees to pay a daily fine of I % of the total expenses owed to Party A if Party B does not pay Party A on time.

5)   This Agreement has four copies. Party A and Party B each have two of them.

Party A:          Sichuan DongFu Group Company
(stamp)


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Representative:   Tang FuQuan (signature)


Party B:          Sichuan CathayOnline Technologies Co. Ltd.


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Representative:   Owen Li (signature)


August 9, 1999